PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                For the Three Months Ended
                                                        March 31,
                                                --------------------------
                                                   2009          2008
                                                -----------   ------------

Net income...................................    $ 153,429     $ 519,941
   Less: Income allocated to noncontrolling
     interests in subsidiaries which do not
     have fixed charges......................       (4,115)       (4,227)
   Less: Equity in earnings of investments...      (22,811)       (2,729)
   Add: Cash distributions from investments..       11,819         6,493
   Less: Impact of discontinued operations...          283         1,148
                                                -----------   ------------
Adjusted net income..........................      138,605       520,626
   Interest expense..........................        8,128        16,487
                                                -----------   ------------
Total earnings available to cover fixed charges  $ 146,733     $ 537,113
                                                ===========   ============
Total fixed charges - interest expense (a)...    $   8,318     $  17,235
                                                ===========   ============
Cumulative preferred share dividends.........    $  58,108     $  60,333
Preferred partnership unit distributions (prior
   to EITF Topic D-42).......................        4,017         5,403
Allocations pursuant to EITF Topic D-42......      (78,218)            -
                                                -----------   ------------
Total preferred distributions................    $ (16,093)    $  65,736
                                                ===========   ============
Total combined fixed charges and preferred
  share distributions........................    $  (7,775)    $  82,971
                                                ===========   ============
Ratio of earnings to fixed charges...........       17.64x        31.16x
                                                ===========   ============
Ratio of earnings to fixed charges and
  preferred share distributions..............       (b)            6.47x
                                                ===========   ============



                                                                       For the Year Ended December 31,
                                                ----------------------------------------------------------------
                                                    2008           2007        2006        2005         2004
                                                -----------   -----------  -----------  -----------  -----------
                                                           (Amounts in thousands)
Net income...................................   $  973,872    $  487,078    $ 345,909    $ 489,044   $ 416,126
   Less: Income allocated to noncontrolling
     interests in subsidiaries which do not
     have fixed charges......................      (17,668)      (16,527)     (16,014)     (15,161)    (17,099)
   Less: Equity in earnings of investments...      (20,391)      (12,738)     (11,895)     (24,883)    (22,564)
   Add: Cash distributions from investments..       43,455        23,606       17,699       23,112      20,961
   Less: Impact of discontinued operations...        5,912         1,101       (3,016)      (9,078)     (3,324)
                                                -----------   -----------  -----------  -----------  -----------
Adjusted net income..........................      985,180       482,520      332,683      463,034     394,100
   Interest expense..........................       43,944        63,671       33,062        8,216         760
                                                -----------   -----------  -----------  -----------  -----------
Total earnings available to cover fixed charges $1,029,124    $  546,191    $ 365,745    $ 471,250   $ 394,860
                                                ===========   ===========  ===========  ===========  ===========
Total fixed charges - interest expense (a)...   $   45,942    $   68,417    $  35,778    $  11,036   $   4,377
                                                ===========   ===========  ===========  ===========  ===========
Cumulative preferred share dividends.........   $  239,721    $  236,757    $ 214,218    $ 173,017   $ 157,925
Preferred partnership unit distributions (prior
   to EITF Topic D-42).......................       21,612        21,612       19,055       16,147      30,423
Allocations pursuant to EITF Topic D-42......      (33,851)            -       31,493        8,412      10,787
                                                -----------   -----------  -----------  -----------  -----------
Total preferred distributions................   $  227,482    $  258,369    $ 264,766    $ 197,576   $ 199,135
                                                ===========   ===========  ===========  ===========  ===========
Total combined fixed charges and preferred
  share distributions........................   $  273,424    $  326,786    $ 300,544    $ 208,612   $ 203,512
                                                ===========   ===========  ===========  ===========  ===========
Ratio of earnings to fixed charges...........       22.40x         7.98x       10.22x       42.70x      90.21x
                                                ===========   ===========  ===========  ===========  ===========
Ratio of earnings to fixed charges and
  preferred share distributions..............        3.76x         1.67x        1.22x        2.26x       1.94x
                                                ===========   ===========  ===========  ===========  ===========


(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest, and includes $18,135,000 in interest expense incurred by Shurgard Europe for the three months ended March 31, 2008 As described in Note 3 to our March 31, 2009 condensed consolidated financial statements, Shurgard Europe was deconsolidated as of March 31, 2008. No further interest expense for Shurgard Europe is reflected in our financial statements after March 31, 2008.

(b) Not meaningful as combined fixed charges and preferred share distributions are negative.


                                   Exhibit 12

SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES (A):

                                                 For the Three Months Ended
                                                           March 31,
                                                 --------------------------
                                                      2009         2008
                                                 -----------  -------------

Net income...................................     $ 153,429   $  519,941
Less: Gain on sale of Shurgard Europe........             -     (341,865)
Add - Depreciation and amortization (including
  discontinued operations)...................        85,200      122,491
Add - Depreciation included in equity in
  earnings of real estate entities...........        17,632       12,172
Add - Interest expense ......................         8,128       16,487
                                                 -----------  -------------
EBITDA available to cover fixed charges (b)..     $ 264,389    $ 329,226
                                                 ===========  =============
Total fixed charges - interest expense (a)...     $   8,318    $  17,235
                                                 ===========  =============
Preferred share dividends....................     $  58,108    $  60,333
Preferred partnership unit distributions (prior
  to EITF Topic D-42)........................         4,017        5,403
                                                 -----------  -------------
Total preferred distributions (prior to-EITF
  Topic D-42)                                        62,125       65,736
Allocations pursuant to EITF Topic D-42......       (78,218)           -
                                                 -----------  -------------
Total preferred distributions................     $ (16,093)   $  65,736
                                                 ===========  =============
Total combined fixed charges and preferred
  share distributions........................     $  (7,775)   $  82,971
                                                 ===========  =============
Ratio of EBITDA to fixed charges.............        31.79x       19.10x
                                                 ===========  =============
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............        (c)           3.97x
                                                 ===========  =============



                                                                 For the Year Ended December 31,
                                                 -------------------------------------------------------------------
                                                      2008         2007         2006           2005          2004
                                                 ------------  ------------  -------------  -----------  -----------
                                                               (Amounts in thousands)
Net income...................................    $   973,872   $   487,078    $  345,909     $ 489,044    $ 416,126
Less: Gain on sale of Shurgard Europe........       (344,685)            -             -             -            -
Add - Depreciation and amortization (including
  discontinued operations)...................        414,364       623,067       438,395       196,663      184,518
Add - Depreciation included in equity in
  earnings of real estate entities...........         74,918        45,307        38,890        35,425       33,720
Add - Interest expense ......................         43,944        63,671        33,062         8,216          760
                                                 ------------  ------------  -------------  -----------  -----------
EBITDA available to cover fixed charges (b)..    $ 1,162,413   $ 1,219,123    $  856,256     $ 729,348    $ 635,124
                                                 ============  ============  =============  ===========  ===========
Total fixed charges - interest expense (a)...    $    45,942   $    68,417    $   35,778     $  11,036    $   4,377
                                                 ============  ============  =============  ===========  ===========
Preferred share dividends....................    $   239,721   $   236,757    $  214,218      $173,017     $157,925
Preferred partnership unit distributions (prior
  to EITF Topic D-42)........................         21,612        21,612        19,055        16,147       30,423
                                                 ------------  ------------  -------------  -----------  -----------
Total preferred distributions (prior to-EITF
  Topic D-42)                                        261,333       258,369       233,273       189,164      188,348
Allocations pursuant to EITF Topic D-42......        (33,851)            -        31,493         8,412       10,787
                                                 ------------  ------------  -------------  -----------  -----------
Total preferred distributions................    $   227,482   $   258,369    $  264,766     $ 197,576    $ 199,135
                                                 ============  ============  =============  ===========  ===========
Total combined fixed charges and preferred
  share distributions........................    $   273,424   $   326,786    $  300,544     $ 208,612    $ 203,512
                                                 ============  ============  =============  ===========  ===========
Ratio of EBITDA to fixed charges.............         25.30x        17.82x        23.93x        66.09x      145.10x
                                                 ============  ============  =============  ===========  ===========
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............          4.25x         3.73x         2.85x         3.50x        3.12x
                                                 ============  ============  =============  ===========  ===========


(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest, and includes $18,135,000 in interest expense incurred by Shurgard Europe for the three months ended March 31, 2009 As described in Note 3 to our March 31, 2009 condensed consolidated financial statements, Shurgard Europe was deconsolidated as of March 31, 2008. No further interest expense for Shurgard Europe is reflected in our financial statements after March 31, 2008.

(b) EBITDA represents earnings prior to interest, taxes, depreciation and amortization, and gain on sale of an interest in Shurgard Europe. This supplemental disclosure of EBITDA is included because we believe that the coverage ratios computed on a pre-depreciation basis and prior to our gain on sale of an interest in Shurgard Europe are a meaningful measure of our liquidity and financial analysts and other members of the investment community consider coverage ratios for real estate companies on this basis. EBITDA should not be used as an alternative to net income, cash flow from operations, or our ratio of Earnings to Fixed Charges in evaluating our liquidity or operating results.

(c) Not meaningful as combined fixed charges and preferred share distributions are negative.

                                   Exhibit 12